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                                EXHIBIT 99(a)


                                PRESS RELEASE


                        U.S. INDUSTRIAL SERVICES NETS
                         $23.0 MILLION FROM SALE OF
                             COATINGS SUBSIDIARY


Dallas, Texas, Thursday, December 3, 1998 -- U.S. Industrial Services, Inc. (NASDAQ-OTC Bulletin Board -- USIS) announced today that it has sold the assets of its coatings subsidiary J. L. Manta of Chicago for US$23.0 million to Kenny Industrial Services, LLC.

Management of U.S. Industrial Services stated that the Manta operation, which was acquired last year, became an attractive extension for Kenny services in the Chicago market, affording an offer to purchase that provided U.S. Industrial Services with a substantial gain.

U.S. Industrial Services indicated that the transaction enables U.S. Industrial Services to retire all short and long-term debt, creating a solid foundation for additional growth through acquisition.

U.S. Industrial Services provides specialized maintenance services for clients in the industrial and environmental sectors. The Company offers a full range of services to its clients located throughout the United States.